EXHIBIT 21.1


                                 LIST OF SUBSIDIARIES
                                          OF
                        ASSOCIATED ESTATES REALTY CORPORATION

                                                              State of
                             Subsidiary                     Incorporation

          AERC of Indiana, LLC                                 Indiana
          AERC of Michigan, LLC                                  Ohio

          Aspen Lakes - AERC, Inc.                             Michigan
          Associated Estates Realty Corporation
             of Pennsylvania, Inc.                               Ohio
          Cloisters Apartments, Inc.                             Ohio

          Country Place, Inc.                                  Michigan
          Ellet Apartments, Inc.                                 Ohio
          FHM Corporation                                      Michigan

          Gables Indiana, Inc.                                   Ohio
          Gates Mills III Apartments, Inc.                       Ohio

          Gates Mills Club Housing, Inc.                         Ohio
          Hillwood I Apartments, Inc.                            Ohio
          Jennings Commons Apartments, Inc.                      Ohio

          Kensington Apartments, Inc.                            Ohio
          PatCon, Inc.                                           Ohio
          Puritas Place Apartments, Inc.                         Ohio

          Rainbow Terrace Apartments, Inc.                       Ohio
          Riverview Towers Apartments, Inc.                      Ohio
          Shaker Park Gardens II, Inc.                           Ohio

          Somerset West Apartments, Inc.                         Ohio
          State Road Apartments, Inc.                            Ohio
          Statesman II Apartments, Inc.                          Ohio

          Sutliff Apartments, Inc.                               Ohio
          Tallmadge Acres Apartments, Inc.                       Ohio

          The Oaks at the Woods Company, Inc.                    Ohio
          Treetop Village, Inc.                                  Ohio
          Twinsburg Apartments, Inc.                             Ohio

          Village Tower Apartments, Inc.                         Ohio
          West High Apartments, Inc.                             Ohio